Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm and to the use of our reports dated March 30, 2012, with respect to the consolidated financial statements of Olympus Pacific Minerals Inc. and to the effectiveness of internal control over financial reporting of Olympus Pacific Minerals Inc., which are included in the annual report on Form 20-F of Olympus Pacific Minerals Inc. for the year-ended December 31, 2011 filed with the Securities and Exchange Commission.

Toronto, Canada March 30, 2012	Chartered Accountants Licensed Public Accountants